Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

Registration Statement Under the Securities Act of 1933

(Form Type)

SouthState Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (4)
Fees to be Paid	Equity	Common Stock, $2.50 par value per share	457(c) and 457(h)	163,500 (2)	$84.91	$13,882,785.00	0.0000927	$1,286.94
	Total Offering Amounts					$13,882,785.00		$1,286.94
	Total Fee Offsets							--
	Net Fee Due							$1,286.94

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock, par value $2.50 per share (“Common Stock”), of SouthState Corporation, a South Carolina corporation (the “Registrant,” “SouthState” or the “Company”), registered hereunder includes an indeterminable number of shares of Common Stock as are required to prevent dilution resulting from a stock split, stock dividend, or similar transaction that results in an increase in the number of outstanding shares of Common Stock.
(2)Represents shares of Common Stock issuable under outstanding stock options, restricted stock awards, performance share awards and other rights to acquire Common Stock (collectively, the “Legacy ACBI Awards”) granted under the: (i) Atlantic Capital Bancshares, Inc. 2015 Stock Incentive Plan; (ii) First Security Group, Inc. 2012 Long-Term Incentive Plan; and (iii) First Security Group, Inc. 2002 Long-Term Incentive Plan (such plans, as may have been amended and restated from time to time, collectively, the “Legacy ACBI Plans”), all of which Legacy ACBI Awards were assumed by the Registrant in connection with the merger of Atlantic Capital Bancshares, Inc., a Georgia corporation (“ACBI”), with and into the Registrant on March 1, 2022.
(3)Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(h) promulgated thereunder, based upon the average of the high and low sales price of the Common Stock, as reported on the Nasdaq Global Select Market on February 24, 2022.
(4)Rounded up to the nearest penny.